Surf Air Mobility Publishes Video on Air Mobility Business

Video provides detail on the Company’s strategy to achieve

profitable airline operations1 in 2025

LOS ANGELES — February 14, 2025 — Surf Air Mobility Inc. (NYSE: SRFM) (“the Company” or “Surf Air Mobility”), a leading regional air mobility platform, today published the second presentation in a new video series on the Company’s business plan and operations. The video is narrated by the Company’s Chief Executive Officer and Chief Operating Officer, Deanna White, and provides greater detail on Surf Air Mobility’s Air Mobility business and strategy to achieve profitable airline operations in 2025 (as defined by Adjusted EBITDA).

Ms. White was appointed to the Chief Executive role at Surf Air Mobility on December 10, 2024, and first joined the Company in 2022 as CFO. Deanna has led the development and implementation of the Company’s Transformation Plan, which is now entering its second phase, Optimization. Deanna has decades of aviation experience with previous management roles as Chief Operating Officer of Kitty Hawk, where she led the business operations and commercialization of an eVTOL aircraft program and as Chief Executive Officer and Chief Financial Officer of Bombardier Flexjet.

The video presentation may be accessed here on the Company’s investor website: https://investors.surfair.com

1.
Profitability is defined as Adjusted EBITDA

About Surf Air Mobility

Surf Air Mobility is a Los Angeles-based regional air mobility platform and one of the largest commuter airlines in the U.S. by scheduled departures as well as the largest passenger operator of Cessna Caravans in the U.S. In addition to its airline operations,

Surf Air Mobility is currently developing an AI powered airline software operating system and is working toward certification of electric powertrain technology. Surf Air Mobility plans to offer our technology solutions to the entire regional air mobility industry to improve safety, efficiency, profitability and reduce emissions.

Forward-Looking Statement

This Press Release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Surf Air Mobility’s profitability and future financial results. Readers of this release should be aware of the speculative nature of forward-looking statements. These statements are based on the beliefs of Surf Air Mobility’s management as well as assumptions made by and information currently available to Surf Air Mobility and reflect Surf Air Mobility’s current views concerning future events. As such, they are subject to risks and uncertainties that could cause actual results or events to differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, among many others: Surf Air Mobility’s future ability to pay contractual obligations and liquidity will depend on operating performance, cash flow and ability to secure adequate financing; the inability to accurately forecast demand for products and manage product inventory in an effective and efficient manner; the inability to execute business objectives and growth strategies successfully or sustain Surf Air Mobility’s growth; the inability of Surf Air Mobility’s customers to pay for Surf Air Mobility’s services; the inability of Surf Air Mobility to obtain additional financing or access the capital markets to fund its ongoing operations on acceptable terms and conditions; the risks associated with Surf Air Mobility’s obligations to comply with applicable laws, government regulations and rules and standards of the New York Stock Exchange; and general economic conditions. These and other risks are discussed in detail in the periodic reports that Surf Air Mobility files with the SEC, and investors are urged to review those periodic reports and Surf Air Mobility’s other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov, before making an investment decision. Surf Air Mobility assumes no obligation to update its forward-looking statements except as required by law.

Surf Air Mobility Media Contacts

Press: press@surfair.com

Investors: investors@surfair.com